UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 9, 2025

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

IRS Employer Identification No. 27-0348508

Nevada
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

174 E. Neider Ave., Suite 222
Coeur d’Alene, ID 83815
(Address of principal executive offices and Zip Code)
(208) 664-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common	SRGZ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 09, 2025, the Board of Directors (the “Board”) of Star Gold Corp (“Star Gold” or the “Company”) accepted the resignation of Kelly J. Stopher from his position as Chief Financial Officer and Corporate Secretary/Treasurer . Mr. Stopher did not resign due to a disagreement with the registrant, known to an executive officer on any matter relating to the Company’s operations, policies or practices.

Effective September 10, 2025 the Board appointed Lindsay E. Gorrill as Chief Financial Officer and Corporate Secretary/Treasurer. Mr. Gorrill earned his Chartered Accountant designation in 1989 and has a University Degree in Finance and Marketing. He has 30+ years of experience in acquisitions, developing and building companies, financial markets, and global exposure. Mr. Gorrill has been a member of the Company's Board of Directors since July 2007. He currently serves as the Chairman of the Board and has previously served as the President and Treasurer of the Company. Mr. Gorrill has also served as a member of the Board of Directors of Latera Ventures Corp, a company quoted via the OTC Markets. Additionally, he has served as the President, Chief Operating Officer, and member of the Board of Directors of Berkley Renewables Inc., a company listed on the TSX Venture Exchange.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of October, 2025.

STAR GOLD CORP.

BY:	/s/ David Segelov
David Segelov, President